UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 29, 2015

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Addresses of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 29, 2015, Arcadia Biosciences, Inc. (the “Company”), as borrower, and Silicon Valley Bank (the “Bank”), as lender, entered into a Loan and Security Agreement (the “Loan Agreement”) providing for a senior secured term loan facility in an aggregate principal amount of $25,000,000 (the “Term Loan Facility”). The Company borrowed the full $25,000,000 under the Term Loan Facility on December 29, 2015. The Term Loan Facility has a maturity date of December 1, 2020 (the “Term Loan Maturity Date”). Borrowings under the Term Loan Facility will accrue interest at a floating per annum rate equal to nine tenths of one percentage point (0.90%) above the prime rate published from time to time in The Wall Street Journal. The Loan Agreement requires the Company to make monthly interest-only payments through December 2017. Thereafter, the Term Loan Facility shall be repaid in thirty-six (36) equal monthly installments of principal, plus accrued interest. The Company’s final payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan Facility, plus a final payment (the “Final Payment”) equal to $625,000. Once repaid, amounts borrowed under the Term Loan Facility may not be reborrowed. The Company may prepay the Term Loan Facility, subject to paying the Prepayment Fee (described below) and the Final Payment. The Prepayment Fee is equal to 3% of the outstanding principal amount of the Term Loan Facility if the prepayment occurs on or prior to December 29, 2016, 2% of the outstanding principal amount of the Term Loan Facility if the prepayment occurs after December 29, 2016, but on or prior to December 29, 2017, and 1% of the outstanding principal amount of the Term Loan Facility if the prepayment occurs after December 29, 2017.

The proceeds of the Term Loan Facility were used to refinance existing indebtedness, as described further below under Item 1.02.

The Loan Agreement contains customary events of default and covenants, including a financial covenant that requires the Company to maintain either a liquidity ratio (defined as the ratio of the Company’s cash, cash equivalents and net accounts receivable to the Company’s obligations owed to the Bank) of at least 1.4:1.0, or to cash collateralize 100% of the Company’s obligations to the Bank. The Company’s obligations to the Bank are secured by substantially all of the Company’s assets, excluding intellectual property.

The foregoing description of the Term Loan Facility is only a summary and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On December 29, 2015, using a portion of the proceeds of the Term Loan Facility, the Company prepaid in full the term loan (the “Tennenbaum Term Loan”) that was owing to affiliates of Tennenbaum Capital Partners, LLC and terminated the related loan agreement dated April 28, 2015, as amended on July 24, 2015. The outstanding principal balance of the Tennenbaum Term Loan that was prepaid was $20,000,000. In addition, the Company paid $140,000 in accrued interest and $1,201,500 in prepayment and other fees.

On December 29, 2015, using a portion of the proceeds of the Term Loan Facility, the Company also prepaid in full and terminated two convertible promissory notes (the “Mahyco Notes”) held by Mahyco International Pte. Ltd. (“Mahyco International”) that were issued by the Company to Mahyco International pursuant to a Note and Warrant Purchase Agreement, dated as of September 27, 2013 (the “Mahyco Purchase Agreement”). The outstanding principal balance of the Mahyco Notes that was prepaid was $3,810,692. In addition, the Company paid $16,278 in accrued interest. Certain provisions of the Mahyco Purchase Agreement relating to the Mahyco Notes were also terminated on December 29, 2015, including Mahyco International’s right to place another $5,000,000 of convertible debt with the Company. Mahyco International is an affiliate of one of the Company’s commercial partners, Maharashtra Hybrid Seeds Company Limited, with which the Company has several research and license agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

Please refer to the description of the Term Loan Facility disclosed in Item 1.01 above.

Item 7.01.	Regulation FD Disclosure

On December 30, 2015, the Company issued a press release announcing the Term Loan Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in the press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement dated December 29, 2015 between Arcadia Biosciences, Inc., as borrower, and Silicon Valley Bank, as lender

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES REFINANCES AND CONSOLIDATES DEBT WITH SILICON VALLEY BANK, REDUCING COST OF CAPITAL” dated December 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: December 30, 2015	By:	/s/ Wendy S. Neal
	Name:	Wendy S. Neal
	Title:	Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated December 29, 2015 between Arcadia Biosciences, Inc., as borrower, and Silicon Valley Bank, as lender

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES REFINANCES AND CONSOLIDATES DEBT WITH SILICON VALLEY BANK, REDUCING COST OF CAPITAL” dated December 30, 2015